SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 14, 2004

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                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



           Delaware                    000-21629                 13-4131019
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)



             900 Third Avenue
                New York, NY                                      10022
    (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code:  (212) 593-1000

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Item 5.     Other Events and Regulation FD Disclosure

      On May 14, 2004, Kroll Inc. announced that its subsidiary, Kroll Ontrack Inc., had acquired Quorum Litigation Services LLC ("Quorum"), a leading provider of litigation support services, for a purchase price of $39 million in cash. Quorum provides large-scale, industry-leading paper document scanning and coding services. As a unit of Kroll Ontrack, Quorum will be included in Kroll's Technology Services Group.

Item 7.     Financial Statements and Exhibits

      (c)   Exhibits.

            99.1  Press Release dated May 14, 2004

      The information in the accompanying exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.     Regulation FD Disclosure

      The following information, including the exhibit attached hereto, is being furnished pursuant to Item 9 of this Form 8-K.

      As a result of its acquisition of Quorum, Kroll updated its earnings guidance for fiscal 2004. Kroll currently expects its diluted earnings per share for fiscal 2004 to be in the range of $1.56 to $1.60, an increase from the previously announced range of $1.54 to $1.58. A copy of the press release is attached as an exhibit hereto, which is incorporated in this Item 9 by reference. The press release should not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.



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                                   SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   KROLL INC.


                                   By: /s/ Steven L. Ford
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                                      Name:  Steven L. Ford
                                      Title: Executive Vice President and Chief
                                             Financial Officer


Date:  May 14, 2004



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